     As filed with the Securities and Exchange Commission on June 16, 1998
                                                     Registration No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                                71-0415188
-------------------------------                              ------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                (501) 273-4000
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                --------------
                                                        Copies to:
     ROBERT K. RHOADS                               DUDLEY W. MURREY
     Wal-Mart Stores, Inc.                          Hughes & Luce, L.L.P.
     702 S.W. Eighth Street                         1717 Main Street, Suite 2800
     Bentonville, Arkansas 72716                    Dallas, Texas  75201
     (501) 273-4000                                 (214)  939-5500

                     (Name, address, and telephone number,
                  including area code, of agent for service)

                                --------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================================
  TITLE OF EACH CLASS           AMOUNT         PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
    OF SECURITIES                TO BE          OFFERING PRICE       AGGREGATE      REGISTRATION
   TO BE REGISTERED            REGISTERED         PER SHARE/1/    OFFERING PRICE/1/     FEE
------------------------------------------------------------------------------------------------
       Common Stock,         14,710,000 shares     $57.6875          $848,583,125     $250,332
 par value $0.10 per share
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange, Inc. on June 15, 1998, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.
                                ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                              [Red Herring Legend]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF, THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION, QUALIFICATION OR FILING UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED JUNE 16, 1998

                             WAL-MART STORES, INC.

                       14,710,000 SHARES OF COMMON STOCK

          This Prospectus relates to 14,710,000 shares (the "Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of Wal-Mart Stores, Inc. ("Wal-Mart" or the "Company"), which may be offered by the selling stockholders named herein or their respective distributes, pledgees, donees, transferees or other successors in interest (the "Selling Stockholders") from time to time. The Company will receive no part of the proceeds from sales of the Shares offered hereby.

          Shares of the Common Stock are listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange ("PSE") under the trading symbol "WMT." On June 12, 1998, the closing price of the Common Stock on the NYSE was $58.8125 per share.

          The Shares will be sold either directly by the Selling Stockholders or through underwriters, brokers, dealers, or agents. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the offering price, and the other terms of the offering, including the names of any underwriters, dealers, or agents, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

          Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions in transactions involving ordinary and customary brokerage commissions made on the NYSE, on other national securities exchanges on which the Common Stock is traded, in the over-the-counter market, or through negotiated transactions.

          Walton Enterprises, L.P., a Delaware limited partnership (the "Partnership"), has agreed to pay all expenses incurred by the Company in connection with the registration of the Shares and the offers and sales of the Shares pursuant to this Prospectus. The Selling Stockholders will pay any underwriting discounts and commissions, and transfer taxes incurred in connection therewith.

                      ____________________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                      ____________________________________


          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

               The date of this Prospectus is __________, 1998.

                             AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at its principal office in Washington, D.C. The Commission maintains a site on the World Wide Web that contains documents filed electronically with the Commission. The address of the Commission's web site is http://www.sec.gov, and the materials filed electronically by the Company may be inspected at such site. In addition, the materials filed by the Company at the New York Stock Exchange may be inspected at the Exchange's offices, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

          The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), concerning the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any document are summaries of such documents and are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being hereby qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, is on file at the offices of the Commission and may be inspected and copied as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-6991) pursuant to the Exchange Act are incorporated herein by reference: The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 as filed with the Commission on April 23, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998 as filed with the Commission on June 15, 1998, the Company's Current Reports on Form 8-K as filed with the Commission on February 5, 1998, June 4, 1998 and June 9, 1998, and the description of the Common Stock contained in the Company's Form 8-A as filed with the Commission on October 26, 1971, and including any amendment or report heretofor or hereafter filed for the purpose of updating the description of the Common Stock contained therein.

    All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement or this Prospectus except as that statement is so modified or superseded.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge, to any person to whom this Prospectus is delivered, upon written or oral request to: Allison D. Garrett, Assistant Secretary, Wal-Mart Stores, Inc., Corporate Offices, 702 S.W. Eighth Street, Bentonville, Arkansas 72716, telephone number (501) 273-4505.

                                  THE COMPANY

    The following summary of the business of the Company is qualified in its entirety by and should be read together with the more detailed information and financial statements incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

    The Company is the world's largest retailer as measured by total revenues. It is principally engaged in the operation of mass merchandising stores that serve its customers primarily through the operation of three segments. The Wal-Mart Stores segment includes the Company's discount stores and Supercenters in the United States. The Sam's Clubs segment includes the warehouse membership clubs in the United States. The international segment of the Company's business includes all of the Company's operations in Argentina, Brazil, Canada, China, Germany, Mexico and Puerto Rico. At January 31, 1998, the Company operated 1,921 discount stores, 441 Supercenters, and 443 Sam's Clubs in the United States, and it had operations in all 50 states. At that date, the Company also operated nine units in Argentina, eight units in Brazil, 144 units in Canada, three units in China, 21 units in Germany, 402 units in Mexico and 14 units in Puerto Rico. The units operated by the Company's international segment represent a variety of retail formats. The Company maintains its principal offices at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Its telephone number there is (501) 273-4000.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

    The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus. Each of the Selling Stockholders owns beneficially shares of the Common Stock in addition to those registered for sale pursuant to this Prospectus.

       NAMES OF SELLING STOCKHOLDERS(1)             SHARES REGISTERED FOR RESALE
       -----------------------------                ----------------------------
                                                       Number      Percentage(2)
                                                    ------------   -------------
Walton Enterprises, L.P.                             14,710,000          *

_______________
(*)     Less than 1%.
(1) Includes any distributees, pledgees, donees, transferees or other successors in interest of any Selling Stockholders. Information concerning the identity of any such persons and their sales of shares of Common Stock will be set forth in an amendment or supplement to this Prospectus. See "Plan of Distribution."
(2) Computed based upon 2,235,430,297 shares of Common Stock outstanding on May 29, 1998.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders or their respective distributees, pledgees, donees, transferees or other successors in interest may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other national securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange, and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling

Stockholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event any Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

    Pursuant to the Registration Rights Agreement, dated as of March 16, 1998 (the "Registration Rights Agreement"), by and among the Company, the Partnership, and certain distributees of the Partnership (collectively, the "Partners"), the Company has agreed to register pursuant to one registration statement up to 25,000,000 Shares for resale as described above. The Partnership has agreed to pay the Company's expenses in connection with such registration. The Selling Stockholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act, in connection with the registration of the Shares and the resale of the Shares pursuant to the Registration Statement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Allison D. Garrett, Senior Corporate Counsel to the Company.

                                    EXPERTS

    The consolidated financial statements of Wal-Mart Stores, Inc. and subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be included under "The Company" and "Use of Proceeds" among other places, and in certain portions of the Company's reports, proxy statements, information statements and other information incorporated herein by reference. Such forward-looking statements may include statements that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), expansion and other development trends of industry segments in which the Company is active, business strategy, expansion and growth of the Company's business and operations and other such matters. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by or on behalf of the Company. Many of these factors have previously been identified in filings or statements made by or on behalf of the Company.

    All phases of the Company's operations are subject to influence outside its control. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, inflation, consumer debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, interest rate fluctuations and other capital market conditions. Forward-looking statements made by or on behalf of the Company are based on a knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company assumes no obligation to update any such forward-looking statements.

                               TABLE OF CONTENTS
                                                                        Page

     Available Information.............................................  2
     Incorporation of Certain Documents by Reference...................  3
     The Company.......................................................  4
     Use of Proceeds...................................................  4
     Selling Stockholders..............................................  4
     Plan of Distribution..............................................  4
     Legal Matters.....................................................  5
     Experts...........................................................  5
     Special Note Regarding Forward-Looking Statements.................  6

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission registration fee               $250,322
*     Printing and engraving                                               2,500
*     Legal fees and charges                                              10,000
*     Accounting services                                                  5,000
*     Miscellaneous                                                        1,000
                                                                        $268,822
                                                                        ========
_______________

* Estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

          The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

          The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.       EXHIBITS.

         EXHIBIT
          NUMBER                         DESCRIPTION OF DOCUMENT
         -------                         -----------------------

            1* Form of Underwriting Agreement (any underwriting agreement entered into with respect to any of the Shares will be filed as an exhibit to a current report on Form 8-K and will be deemed incorporated herein by reference).*

           4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended January 31, 1989).

           4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-8 (File No. 33-43315)).

           4.3 By-laws of the Company, as amended June 3, 1993 (incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended January 31, 1994).

           4.4 Registration Rights Agreement, dated as of March 16, 1998 between the Company, Walton Enterprises, L.P., (the "Partnership"), and the partners in the Partnership named therein.

           5.1 Opinion of Allison D. Garrett, Senior Corporate Counsel to the Company, with respect to the legality of the securities being registered

          23.1       Consent of Ernst & Young LLP

          23.2       Consent of Allison D. Garrett (included in Exhibit 5.1)

           24        Power of Attorney, included in signature pages hereto

_______________

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with any underwritten offering of a Security.

ITEM 17.       UNDERTAKINGS.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bentonville, State of Arkansas, on June 16, 1998.


                                        WAL-MART STORES, INC.

                                        By:  /s/ David D. Glass
                                            ------------------------------------
                                               David D. Glass
                                               President and Chief
                                               Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Robson Walton, David D. Glass and John
B. Menzer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and additional Registration Statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE:     June __, 1998
                                        ----------------------------------------
                                               S. Robson Walton
                                               Chairman of the Board

DATE:     June 16, 1998                    /s/ David D. Glass
                                        ----------------------------------------
                                               David D. Glass
                                               President, Chief Executive
                                               Officer and Director

DATE:     June 16, 1998                    /s/ Donald G. Soderquist
                                        ----------------------------------------
                                               Donald G. Soderquist
                                               Vice Chairman, Chief
                                               Operating Officer
                                               and Director

DATE:     June 16, 1998                    /s/ John B. Menzer
                                        ----------------------------------------
                                               John B. Menzer
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (Principal Financial Officer)

DATE:     June 16, 1998                    /s/ James A. Walker, Jr.
                                        ----------------------------------------
                                               James A. Walker, Jr.
                                               Senior Vice President and
                                               Controller
                                               (Principal Accounting Officer)



DATE:     June 16, 1998                    /s/ Jeronimo Arango
                                        ----------------------------------------
                                               Jeronimo Arango
                                               Director

DATE:     June 16, 1998                    /s/ John A. Cooper, Jr.
                                        ----------------------------------------
                                               John A. Cooper, Jr.
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Stephen Friedman
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Stanley C. Gault
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Roland A. Hernandez
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Frederick S. Humphries
                                               Director

DATE:     June 16, 1998                    /s/ E. Stanley Kroenke
                                        ----------------------------------------
                                               E. Stanley Kroenke
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Elizabeth A. Sanders
                                               Director

DATE:     June __, 1998
                                        ----------------------------------------
                                               Jack C. Shewmaker
                                               Director

DATE:     June 16, 1998                    /s/ Paula Stern
                                        ----------------------------------------
                                               Paula Stern
                                               Director

DATE      June 16, 1998                    /s/ Jose H. Villarreal
                                        ----------------------------------------
                                               Jose H. Villarreal
                                               Director

DATE:     June 16, 1998                    /s/ John T. Walton
                                        ----------------------------------------
                                               John T. Walton
                                               Director